MORTGAGE (to Secure Account Current, & c.)          (Body Corporate)

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
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                  IMO No.                                  Name of Ship                       No., Year and Port of Registry
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                                                                                               Metric                 Units
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
Length from forepart of stem to the aft side of the head of the stern post/fore side of the rudder stock...................................................................
Main breadth to outside of plating....................................................
Depth in hold from tonnage deck to ceiling amidships..................................
Height above Sea Level................................................................
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 Whether a Sailing, Steam or Motor Ship                    Horse Power
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 Number of Tons

 Gross.........................................................................
 Register......................................................................

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Call sign
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And as described in more detail in the Certificate of the Surveyor and the
Register Book.
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Whereas there is an Account Current between ________ Shipping Company Limited
(the "Mortgagor") whose said principal place of business is at ___________, Cyprus and ____________through its branch office at __________ (the "Mortgagee") regulated by (a) a loan agreement dated _____________, 1998 made between the Mortgagee and the Mortgagor (hereinafter as the same may from time to time be amended, varied or supplemented called "the Agreement") and (b) a deed of covenants of even dated herewith (hereinafter as the same may from time to time be amended, varied or supplemented called "the Deed of Covenants") made between the Mortgagor and the Mortgagee and whereas pursuant to the Agreement the Mortgagor has agreed to execute this Mortgage in favour of the Mortgagee for the purpose of securing payment to the Mortgagee of all sums for the time being owing to the Mortgagee in the manner and at the times set forth in the Agreement and the Deed of Covenants and whereas the amount of principal and interest due at any given time can be ascertained by reference to the Agreement, the Deed of Covenants and to the books of account (or other accounting records) of the Mortgagee.

Now we ________ Shipping Company Limited in consideration of the premises for ourselves and our successors, covenant with the said Mortgagee and its assigns to pay to it the sums for the time being due on this security, whether by way of principal or interest or otherwise at the times and manner aforesaid. And for the purpose of better securing to the Mortgagee the payment of such sums at last aforesaid, we do hereby mortgage to the Mortgage one hundred one hundredths shares (100/100th) of which we are the owner in the ship above particularly described and in her boats and appurtenances.

Lastly, we for ourselves and our successors, covenant with the Mortgagee and its assigns that we have power to mortgage in manner aforesaid the above-mentioned shares and that the same are free from encumbrances.

In witness whereof we have executed this mortgage this ___ day of _______, 1998.

Signed, Sealed and Delivered as a Deed
By

The duly appointed
attorney-in-fact of
___________ Shipping Company
Limited under and pursuant to
a Power of Attorney dated the
__ day of __, 1998 in the
presence of:

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